UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2008 (January 27, 2008)

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 001-32521

11-3618510
(I.R.S. Employer Identification Number)

2506 Lakeland Drive, Suite 100
Flowood, MS  39232
(Address of principal executive offices) (Zip Code)

601-983-3800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                       Other Events.

Midroog Analytical Report

As previously disclosed on a Current Report on Form 8-K dated December 3, 2007, Xfone, Inc. (the “Registrant”) had received a rating letter from Midroog Limited, an Israeli rating company affiliated with Moody’s Investor Services (“Midroog”), notifying the Registrant that it had assigned a rating of A3 to a bond offering in Israel in connection with the financing of its acquisition of NTS Communications, Inc. On January 27, 2008 the Registrant received Midroog's approval for the filing of an English version of the full analytical report issued by Midroog. A copy of the English version of the analytical report is attached hereto as Exhibit 99.1. A Hebrew version of the analytical report is available on Midroog’s website at: http://www.midroog.co.il/files/xfone3.12.07.pdf.

Amendment of Audit Committee Charter

On January 28, 2008, inaccordance with its responsibility to annually review the adequacy of its charter, the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of the Registrant, and the Board, approved amendments to the Committee’s charter to update it to comply with rules and regulations applicable to the Registrant that have changed since the charter was last reviewed and to make certain technical, clarifying and non-substantive changes. A copy of the Committee’s charter as amended is attached hereto as Exhibit 99.2, and is available on the Registrant’s website, at www.xfone.com.

Item 9.01                       Financial Statements and Exhibits

(a)            Not applicable.
(b)            Not applicable.
(c)            Not applicable.
(d)            Exhibits.

Exhibit No.	Description
99.1	Analytical Report (English version) dated December 2007
99.2	Charter of the Audit Committee of the Board of Directors of Xfone, Inc., amended as of January 28, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2008	Xfone, Inc.
	By:	/s/ Guy Nissenson
Guy Nissenson President, Chief Executive Officer and Director

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Analytical Report (English version) dated December 2007
99.2	Charter of the Audit Committee of the Board of Directors of Xfone, Inc., amended as of January 28, 2008